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                                                                   EXHIBIT 10.11

                             MASTER EQUIPMENT LEASE

THIS LEASE, made this 8th day of January 1999 between BOSTON FINANCIAL & EQUITY CORPORATION, (herein called "Lessor"), a Massachusetts corporation with its principal place of business at 20 Overland St., Boston, Massachusetts 02215-0002, and THE MUSIC CONNECTION CORPORATION (herein called "Lessee"), a Delaware corporation, with its principal place of business at 1831 Wiehle Avenue, Suite 128, Reston, VA 20190.

                                   WITNESSETH

In consideration of the premises, the parties covenant and agree as follows:

1.    Definitions. As herein used:

      1.1 "Equipment" means the equipment manufactured or sold by the Manufacturers or Distributors described in the Schedule of Leased Equipment ("Schedule") annexed hereto and made a part hereof, together with any replacements or substitution of parts, improvements or additions thereto, and such other equipment which, by agreement, may from time to time be hereafter described on any supplemental schedule of leased equipment ("Schedule") which may be annexed hereto and made a part hereof (the equipment on all such schedules being collectively herein referred to as "Equipment"). The term "Equipment" also includes all software and other intellectual property described on the Schedule as well as operating software and application software used or usable in connection with any item set forth on any Schedule whether or not such software or other intellectual property is specifically identified on the Schedule, and also includes all tangible representations of all such software.

      1.2 "Commencement Date" means the first day of the calendar quarter following the date of the Lessee's written acceptance of the delivery of all of the Equipment.

      1.3 "Monthly Rent" means the amount of rent payable by Lessee each month pursuant to Paragraph 3 of the Schedule as well as all maintenance charges payable, if any, if, according to the Schedule, Lessor is furnishing maintenance as indicated on the Schedule.

      1.4 "Net Proceeds of Sale" means the net amount received by Lessor after deducting from the gross proceeds of sale of the Equipment or in the event of a subsequent lease by the Lessor, the net present value of rent due under such subsequent lease, all expenses incurred in the termination of this lease and any amounts for which, if not paid, Lessor would be liable or which, if not paid, would constitute a lien on the Equipment.

      1.5 "Lessor's Depreciated Book Value" means the original cost of the Equipment less the straight line depreciation for five year property, all as reflected on Lessor's books of account.

      1.6 "Lease Term" means the period specified in Section 2 of the applicable Schedule thereof.

      1.7 "Addendum" means any amendment to this Master Equipment Lease which is specifically identified as such, and when so identified shall be a part hereof.

2. Lessor does hereby lease to the Lessee, and Lessee hereby leases and hires from the Lessor the Equipment subject to the terms, provisions, conditions and agreements in this Lease set forth.

3. Delivery. Lessee hereby acknowledges: (a) the Equipment is of the manufacture, design and capacity selected by Lessee; (b) the Equipment is suitable for Lessee's purposes, and (c) Lessor has made no representation or warranty, expressed or implied, with respect to the Equipment or any of the foregoing matters. Lessor will assign or otherwise make available to Lessee all of Lessor's rights (if any and if assignable) under the manufacturer's warranty on the Equipment and maintenance agreement relating thereto, all costs and charges thereof and therefore to be borne by Lessee.

      At the termination of the applicable Schedule, Lessee shall, at its expense, return the Equipment subject thereto to Lessor at the location designated by Lessor within the continental United States by surface transportation, only if not shipped directly to a successor Lessee. The Equipment returned to Lessor shall, at the time it is disconnected from its then location in Lessee's premises, be in the same condition and working order as when delivered to Lessee, reasonable wear and tear and casualty loss excepted, and shall be at the then current engineering change level recommended by the Equipment Manufacturer (if required in the Schedule).

4. In addition to the Monthly Rent, Lessee shall pay, promptly when due, all costs, expenses, fees, charges and taxes incurred in connection with the use and operation of the Equipment. Such items shall include, but not be limited to:

      4.1.1 all costs of operating the Equipment.

      4.1.2 all federal, state, county, municipal or other taxes whatsoever, without proration, and any penalties and interest thereon ("Taxes") (including any Taxes with an assessment date which occurred during the Lease Term or any extension thereof). If the payment due date or reimbursement date for a Tax should occur after the expiration or termination of the Lease Term or any extension thereof, Lessee's liability for such Tax shall survive such expiration or termination.

      4.1.3 all shipping, installation, and transportation charges from the manufacturer or vendor to the installation site.

      4.1.4 all de-installation, shipping and transportation charges from the installation site to a location designated by the Lessor at the conclusion of the Lease or any extension thereof.

      4.2 If Lessee should fail to pay any of the costs, expenses, fees, charges and taxes (including attorney's fees) for which Lessee is liable hereunder. Lessor may, but shall not be required to, pay the same for the account

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            of Lessee. Lessee shall reimburse Lessor, upon demand, for the full amount of any such costs, expenses, fees, charges and taxes paid by Lessor.

      4.3 If, at the termination of the applicable Schedule, Lessee falls to return to Lessor the Equipment subject thereto in accordance with the provisions of the second paragraph of Section 3, Lessee shall, until such Equipment is so returned: pay to Lessor on account of damages a monthly amount equal to the amount shown in Section 5 of such Schedule, and perform or observe all other of its agreements and covenants under this Lease; but such payment, performance, and observance shall not limit or impair Lessor's right to recover the Equipment or any other of Lessor's rights under this Lease, nor shall it represent an extension of the term provided in the applicable Schedule, nor shall it represent a consent by the Lessor to such failure by Lessee to return, and, in all events notwithstanding such payment, performance and observance, Lessee's obligation so to return shall remain in full force and effect.

5. Use of Equipment. Lessee shall use the Equipment only for lawful purposes in the regular course of its business or the business of any subsidiary or affiliate of Lessee within the United States or its possessions. Lessee shall, concurrently with the execution of this Lease, notify Lessor in writing where all Equipment is principally located, and upon any change in such principal location of any Equipment, notify Lessor in writing within ten (10) days thereafter of the new principal location of such Equipment. Lessee shall use every reasonable precaution to prevent loss or damage to Equipment from fire and other hazards. Lessee's servants and agents shall cooperate fully with Lessor in the investigation of any claims and suits relating to the Equipment. Lessee shall keep the Equipment free from all liens and encumbrances. This Lease and the interest of Lessee hereunder shall not be assigned, alienated, pledged or hypothecated voluntarily by Lessee or by operation of law, nor shall Lessee permit the Equipment to come into the possession of any third person except a subsidiary or affiliate of Lessee, provided, however, that Lessee shall remain obligated to Lessor hereunder with respect to any such Equipment.

6. Lessee will enter into a Master Maintenance Agreement with Lessor. Except to the extent of the Lessor's obligation to provide maintenance (as provided in the aforesaid Master Maintenance Agreement) Lessee shall, at its own expense, keep the Equipment in first-class condition and repair and in good and efficient working order (including the replacement or substitution of parts, improvements or additions to the Equipment). Lessee shall not, without Lessor's prior written consent, make any substitution of any part(s) of the Equipment, whether or not such part(s) are specifically identified by manufacturer or serial number. Without the prior written consent of Lessor, Lessee will not, through the installation of accessory devices or any other method, impair the originally intended function of any Equipment. Any replacement or substitution of parts, improvements or additions to the Equipment made by Lessee shall become and remain the property or Lessor.

7. Insurance. Lessee shall, at its expense, procure and maintain, at all times, in a responsible insurance company acceptable to Lessor, insurance in an amount not less than the estimated market value of all of the Equipment, protecting Lessor and Lessee, as their interests may appear, against loss and/or damage to the Equipment arising out of any risk covered by fire and extended coverage and by employee theft and dishonesty. All such insurance shall cover the period from delivery of the Equipment to Lessee to the date of termination of the Lease with respect thereto, and shall provide for ten (10) days' prior written notice to Lessor of any cancellation or reduction in coverage. Lessee shall deliver to Lessor, within ten (10) days after the Commencement Date, the insurance policy, and a Certificate of Insurance satisfactory to Lessor. Lessor shall have no duty to examine such policies or certificates, or to advise Lessee of any noncompliance of such insurance with this Lease. If Lessee fails to provide the aforesaid insurance, Lessor may, at its own option, provide such insurance and add the amount of the premiums to the next rental installment, together with interest thereon at the rate of Twenty Four Per Cent (24%) per annum, or the rate permitted by law (whichever is less), from the date of payment thereof, until paid in full. The proceeds of such insurance, whether resulting from loss, damage, return premium or otherwise, shall be payable to Lessor and Lessee, as their interests may appear. If Lessee should be in default under Section 10 hereof, Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of and execute or endorse all documents, checks or drafts for loss, damage, return premium or otherwise under any insurance policy issued on Equipment.

8. Indemnity. Lessee shall indemnify and hold Lessor and its officers, directors, shareholders, and agents, harmless against any and all claims, demands, liabilities, losses, damages and injuries of whatsoever kind and nature, direct or consequential, and all fees, costs and expenses relating to or in any way arising out of the possession, maintenance, use, operation, control, loss, damage, destruction, return, surrender, sale or other disposition of the Equipment. The foregoing indemnity shall not be affected by any termination of the Lease.

9. Termination of Lease of Equipment Through Loss or Destruction. Lessee shall bear all risks of loss, damage or destruction of the Equipment during the Lease Term or any extension thereof. In the event the Equipment is damaged beyond repair, the Lessee shall be liable to the Lessor for an amount equal to the cost of purchasing similar Equipment less the amount of any insurance or other recoveries received by the Lessor in connection therewith.

10. Events of Default. The following events of default by Lessee shall give rise to rights on the part of Lessor described in Section 11:

      10.1  (a) Default In the payment of Monthly Rent

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            hereunder, and such default not having been remedied in three (3)
            days from due date. (b) Default in the payment or performance of any other liability, obligation or covenant of Lessee under this Lease and the continuance of such default for fifteen (15) days after written notice thereof to Lessee sent by certified mail or via fax; or

      10.2 Breach of any representation or warranty, or default in the performance of any agreement, of Lessee contained in this Lease; or

      10.3 The Making of a general assignment for the benefit of creditors by Lessee, the suspension of business or the commission by Lessee of any act amounting to a business failure, any change in, or termination of, Lessee's corporate existence (except a merger, consolidation or reorganization in which the obligations of Lessee are assumed by the surviving corporation), or the levy of an attachment or filing of a tax lien (other than a Federal Tax lien) against Lessee affecting Equipment, and the failure of Lessee to cause such attachment or tax lien to be discharged within thirty
            (30) days thereafter, or the filing of a Federal Tax lien against Lessee, the Equipment or any of Lessee's property; or

      10.4 The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against Lessee and, if instituted against Lessee, its consent thereto or the failure to cause such proceedings to be discharged within thirty (30) days thereafter.

11. Rights of Lessor Upon Default of Lessee. Upon occurrence of any of the Events of Default described in Section 10, Lessor may, at its discretion, do one or more of the following:

      11.1 Terminate this Lease upon five (5) days' written notice to Lessee sent by certified mail or via fax;

      11.2 Whether or not this Lease be terminated, take immediate possession of any or all of the Equipment, including substituted parts, accessories or equipment, wherever situated, and for such purpose, enter upon any premises without liability for so doing. Lessor shall hold the Equipment so repossessed free and clear of this Lease and of any of the rights of Lessee hereunder;

      11.3 Whether or not any action has been taken under Section 11.1 or 11.2 above, sell, dispose of, hold, use or lease any Equipment as Lessor at its sole discretion, may decide, without any duty to account to Lessee with respect to such action or any proceeds thereof, and free of any interest of Lessee therein.

      If, after default, Lessee should deliver the Equipment to Lessor, or if Lessor should repossess the Equipment or if Lessor should terminate this Lease, and in addition to all rights of Lessor set forth above, Lessee shall be liable for, and Lessor may recover from Lessee, as liquidated damages for the breach of this Lease: (i) all unpaid rent to the date of such delivery, repossession or termination, (ii) all rent due to Lessor between the date of such delivery, repossession or termination and the end of the present Lease Term, or any extension thereof, (iii) in the event of a sale pursuant to Section 11.3, the amount of any deficiency existing between the Net Proceeds of Sale of the Equipment and the Lessor's Depreciated Book Value of the Equipment at the time of such repossession,
      (iv) all such sums payable by Lessee pursuant to the provisions hereof,
      (v) all other losses and damages sustained by reason of the default, and
      (vi) all costs and expenses, including but not limited to costs associated with repossession, deinstallation, transportation charges and necessary repair expenses, incurred by Lessor by reason of the default. If, for any reason, Lessor should be unable to effect repossession of the Equipment, Lessor may recover, as liquidated damages, the amounts aforesaid, except that instead of item (iii), Lessee shall be liable to Lessor in an amount equal to the replacement cost of the Equipment as determined by the Lessor.

12. In addition to all other sums payable by Lessee hereunder, Lessee shall pay to Lessor all expenses incurred by Lessor, including, without limitation, reasonable attorneys' fees and court expenses of enforcing any rights of Lessor hereunder, whether against Lessee or any other party primarily or secondarily liable with respect to the Lessee's obligations or against the Equipment.

13. Equipment to Be and Remain Personal Property. It is the intention and understanding of both Lessor and Lessee that all Equipment shall be and at all times remain personal property.

14. Rentals to be Paid Directly to Lessor. Lessee shall make payment of all rent and other payments due hereunder directly to Lessor at the following mailing address: BOSTON FINANCIAL & EQUITY CORPORATION, Post Office Box 15071, Boston, Massachusetts 02215, or to such other address as Lessor shall instruct.

15.   Miscellaneous

      15.1  Time is of the essence hereof.

      15.2 This agreement is and is intended to be a True Lease. Lessee does not acquire hereby any right, title or interest in or to the Equipment, except the right to use the same under the terms hereof. Lessor and Lessee agree that for tax purposes this lease will be treated as a finance lease by the Lessee.

      15.3 The relationship between Lessor and Lessee shall always and only be that of Lessor and Lessee. Lessee shall never at any time during the term of this Lease for any purpose whatsoever be or become the agent of the Lessor, and Lessor shall not be responsible for the acts or omissions of Lessee, or its agents.

      15.4 Lessor shall have the right to inspect any Equipment at any reasonable time; provided however, that such right shall be limited to the extent required by any applicable United States Government security regulations.

      15.5 Should the Lessee not pay the monthly rental payment when due and owing under the provisions of this Lease, the Lessee agrees to pay to the Lessor five per cent (5%) of the monthly payment as a delinquency charge, or the maximum permitted by law, (whichever is less).

      15.6  Lessor's rights and remedies with respect to any of

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            the terms and conditions of this Lease shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies in its favor.

      15.7 No party hereto shall, by act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, or under any other instrument executed in connection herewith, unless such waiver is in writing. A waiver on any one occasion shall not be construed as a waiver on any future occasion.

      15.8 The invalidity of any portion of this Lease shall not affect the force and effect of the remaining valid portions thereof.

      15.9 All notices shall be binding upon the parties hereto if sent to the address set forth herein (unless a subsequent address has been furnished) by certified mail, by one party to the other.

      15.10 Lessee will provide Lessor with copies of Annual Financial Reports prepared by Lessee's independent accounting firm within fourteen
            (14) days of the issuance of said Report. In addition, Lessee will provide Lessor with copies of interim, year-to-date or monthly financial reports which reports shall be prepared at least every three (3) months. Lessee will make every effort to prepare and deliver to Lessor all financial reports in a timely fashion upon request by the Lessor. Lessee also agrees to make available financial books and records for review by Lessor during regular business hours, as well as other contracts, agreements, or materials the Lessor may deem appropriate.

      15.11 No representations, warranties, promises, guaranties or agreements, oral or written, expressed or implied, have been made by either party hereto with respect to this Lease or the Equipment, except as expressly provided herein.

      15.12 This Lease shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law rules thereof. Lessee hereby irrevocably submits to the jurisdiction of the courts of said Commonwealth or any federal court sitting within said Commonwealth, over any suit, action, or proceeding arising out of or relating to this Lease or the Equipment and agrees that any suit, action, or proceeding brought by the Lessee against or involving the Lessor shall be brought only in said courts. Lessee further consents to process being served in the manner described for notices under Section 15.9 above.

      This Lease constitutes the entire agreement between the parties hereto with respect to the leasing of the Equipment. Any change or modification of this Lease must be in writing and signed by the parties hereto.

      15.13 Lessor and Lessee, each having had opportunity of review by counsel, each irrevocably waive all right to trial by jury in any proceeding hereinafter instituted by or against either of them in respect of this Lease or arising out of any document executed in connection herewith or in connection with the Equipment.

16. Lessor may assign its rights under this Lease and (1) If Lessor does assign this Lease, the assignee shall be entitled, upon notifying the Lessee, to performance of all of Lessee's obligations and agreements under this Lease and to all of the rights and remedies of the Lessor, and (2) Lessee will assert no claim or defenses it may have against the Lessor against the assignee.

17. Lease is conditional upon approval of Lessor, and is neither consummated nor binding on Lessor until accepted by an authorized officer of Lessor. Such acceptance will be rendered only after submission of all necessary information to the Lessor and an evaluation by the Lessor of the acceptability of the Lessee for the Equipment Lease herein described. Signature of this Lease by the Lessor shall constitute acceptance and all aforementioned terms and conditions shall be effective upon endorsement by the Lessor.

18. Supplemental Equipment Schedules may from time to time be included under this Master Equipment Lease. The addition of supplemental Schedules is conditional upon approval by Lessor and is neither consummated nor binding on Lessor until accepted by an authorized officer of Lessor. Such acceptance will be rendered only after submission of all necessary information to the Lessor and an evaluation by the Lessor.

19. The terms and conditions of the Master Equipment Lease and any other documents associated herewith are confidential and proprietary. Lessee agrees not to disclose the same to any other party without prior written consent of Lessor.

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease as of the day and year first above written.

LESSEE: THE MUSIC CONNECTION CORPORATION     LESSOR: BOSTON FINANCIAL & EQUITY
                                                     CORPORATION

Signature: /s/ Robert P. Bernardi            Signature: /s/ [ILLEGIBLE]
           -----------------------------                ------------------------

Name: Robert P. Bernardi                     Name: James L. [ILLEGIBLE]
      ----------------------------------           -----------------------------

Title: CEO                                   Title: EVP
       ---------------------------------            ----------------------------

Date: 1/8/99                                 Date: 1/25/99
      ----------------------------------           -----------------------------

Attest: /s/ [ILLEGIBLE]                      Attest:
        --------------------------------             ---------------------------


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